Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended June				Year-to-Date June
As Reported	2015	2014	Change	Weather Adjusted Change*	2015	2014	Change	Weather Adjusted Change*
Kilowatt-Hour Sales-
Total Sales	47,878	46,903	2.1%		94,123	94,705	(0.6)%

Total Retail Sales-	40,072	39,198	2.2%	0.7%	79,281	78,897	0.5%	0.8%
Residential	12,548	12,001	4.6%	1.2%	26,125	26,175	(0.2)%	0.7%
Commercial	13,654	13,343	2.3%	0.7%	26,069	25,891	0.7%	0.7%
Industrial	13,645	13,629	0.1%	0.2%	26,633	26,378	1.0%	1.1%
Other	225	225	(0.3)%	(0.4)%	454	453	0.2%	0.2%

Total Wholesale Sales	7,806	7,705	1.3%	N/A	14,842	15,808	(6.1)%	N/A

Note
*Also reflects adjustment of 2014 KWH sales consistent with Mississippi Power's updated methodology to estimate the unbilled revenue allocation among customer classes implemented in the first quarter 2015.